                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------


                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       March 13, 1998
                                                 ----------------------------


                          Leading Edge Packaging, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     0-28868                22-3432883
           --------                     -------                ----------
 (State or Other Jurisdiction         (Commission            (IRS Employer
        of Incorporation)             File Number)          Identification No.

                          350 Fifth Avenue, Suite 3922
                            New York, New York 10118
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                     Zip code



Registrant's telephone number, including area code:    (212) 239-1865
                                                    ---------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On January 23, 1998, the Company entered into a Share Exchange Agreement (the "Agreement") with its corporate parent, Chung Hwa Development Holdings Limited, a Bermuda company which is listed on The Stock Exchange of Hong Kong Limited ("Chung Hwa" or the "Majority Stockholder"). The Company and Chung Hwa completed the transaction on March 13, 1998, subject to the issuance of 2,250,000 shares of the Company's common stock to Chung Hwa. On June 10, 1998, the Company issued 1,250,000 shares to Chung Hwa, which is the maximum permitted under the Company's currently authorized share capital. The Majority Stockholder, by a "Written Consent of the Majority Stockholder," has approved an amendment to the Company's certificate of incorporation, increasing its authorized share capital by 3,000,000 shares. The amendment will be filed with the Delaware Secretary of State 20 days after the distribution of an Information Statement to the Company's stockholders informing them of the Written Consent of the Majority Stockholder. The Information Statement is currently being reviewed by the Securities and Exchange Commission and will be distributed upon completion of its review. Pursuant to the Agreement, the Company received all of the issued and outstanding shares of Justrite Investments Limited ("Justrite"), a wholly owned subsidiary of Chung Hwa in exchange for the 2,250,000 shares of the Company's common stock valued at $6.00 per share (the "Exchange").

         Justrite is the parent corporation of Leading Edge Packaging Limited (formerly known as Rich City International Packaging Limited) ("LEP-Hong Kong"). LEP-Hong Kong is the Company's supplier of packaging products, which the Company distributes in North America. LEP-Hong Kong distributes its packaging products in other parts of the world, including Europe, the Middle East and Asia. Justrite also owns 100% of Breakspear Limited, a British Virgin Islands company, which in turn holds a 60% interest in a joint venture in the People's Republic of China. LEP-Hong Kong also has indirect interests in a joint venture in China. See description of each of these entities below. The Company believes that the acquisition will enable it to consolidate the manufacture and distribution of its packaging products and to expand its sales into additional territories.

         The Company believes that the Exchange will provide it with direct control over Justrite's management team, subsidiaries and production facilities in China as well as access to a greater market share for its packaging products in Europe and Asia, formerly territories of LEP-Hong Kong. There can be no assurance, however, that the Exchange will produce the anticipated results for the Company. In addition, under a certain Assignment and Distribution Agreement, dated September 23, 1997, by and between the Company and LEP-Hong Kong, the Company would have been required to pay to LEP-Hong Kong a royalty in the amount of $2,000,000 by September 23, 1999. Consummation of the Exchange will eliminate the royalty requirement specified in the Assignment and Distribution Agreement.

The Share Exchange Agreement

         The Agreement provides that the Company is to acquire all of the outstanding capital stock of Justrite in exchange for the issuance to the Majority Stockholder of 2,250,000 shares of the Company's common stock, par value $.01 per share. Aside from the amendment to the

Company's certificate of incorporation and the issuance of the remaining shares to Chung Hwa, all other conditions to closing under the Agreement have been satisfied or waived. The amendment to the certificate of incorporation and the issuance of the remaining shares to the Majority Stockholder is expected to take place 20 days from the date of mailing of the Information Statement to the Company's stockholders. Prior to the issuance of the shares to the Majority Stockholder, it holds approximately 57% of the Company's common stock. Upon issuance of all of the 2,250,000 shares, it will hold approximately 74% of the common stock.

         The Agreement contains certain warranties by the Majority Stockholder with respect to Justrite and its subsidiaries. The Agreement limits the liability of the Majority Stockholder arising under the Agreement to no more than US$13,500,000. The Agreement also provides for the assumption by the Company of any guarantees and letters of undertaking by the Majority Stockholder for the benefit of Justrite or its subsidiaries.

         The 2,250,000 shares of the Company's common stock issuable to the Majority Stockholder under the Agreement have been valued by the Company and the Majority Stockholder at $6.00 per share, as specified in the Agreement, or US$13,500,000 in the aggregate. The Majority Stockholder undertakes, pursuant to the Agreement, that in the event the audited net assets of Justrite for the year ended March 31,1998, as reflected in its audited report and financial statements, is less than US$4,500,000, the Majority Stockholder will pay to the Company, on a US-dollar for US-dollar basis, the amount of any shortfall. The US$13,500,000 valuation was reached by negotiations between the parties and takes account of the $4.5 million net asset value undertaking referred to above, profits generated by Justrite and the subsidiaries in prior years and an adjustment for estimated downtime during the setup of new facilities.

         The foregoing discussion contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are inherently subject to risks and uncertainties.

Justrite and the Subsidiaries

Justrite
--------

         Justrite is an investment holding company for its operating subsidiaries which are engaged in the manufacture and distribution of packaging products. Justrite is incorporated in the British Virgin Islands and has its headquarters in Hong Kong. Prior to the Exchange, 100% of the outstanding share capital of Justrite was held by the Majority Stockholder and is being transferred to the Company in the Exchange.

LEP-Hong Kong
-------------

         LEP-Hong Kong is the primary operating subsidiary of Justrite. LEP-Hong Kong is incorporated in Hong Kong. Of the 2,000,000 shares of LEP-Hong Kong outstanding, 1,999,999 are held by Justrite, and one share is held by a third party. LEP-Hong Kong coordinates the distribution of packaging products produced by the other subsidiaries to its customers throughout

Europe, the Middle East, Asia and, through the Company, North America.
LEP-Hong Kong has a sales force in Hong Kong to deal directly with its European, Middle Eastern and Asian customers. The packaging products distributed by LEP-Hong Kong are essentially the same types of products distributed by the Company in North America. LEP-Hong Kong owns a 50% interest in Circle Round Limited and Dongguan Shilong Wah Rich Packaging (see discussion below).

Breakspear Limited
------------------

         Breakspear Limited is a wholly-owned subsidiary of Justrite. It is incorporated in the British Virgin Islands. Breakspear serves as a holding company for a 60% interest in Dongguan Walford Ornaments Packaging Limited, a manufacturing joint venture in China. Breakspear also performs administrative services in connection with the distribution of the packaging products. It serves as the contractual management company for the factories in China. It purchases all of the products from the China joint ventures and sells them to LEP-Hong Kong. For tax planning purposes, it retains most of the profits from these sales.

Circle Round Limited
--------------------

         Circle Round Limited is a 50% owned subsidiary of LEP-Hong Kong. It is a property holding company and holds title to the office/showroom/warehouse premises in Hong Kong, which are used by LEP-Hong Kong.

China Joint Ventures
--------------------

         Dongguan Shilong Wah Rich Packaging Limited is a manufacturing joint venture in China which is 50% owned by LEP-Hong Kong and 50% owned by a China party, Dongguan City Shek Long Wah Nam Enterprises Company. This is one of two joint ventures involved in the manufacture of packaging products for distribution by the other subsidiaries. Dongguan Shilong operates pursuant to a management agreement between Breakspear Limited and the China party. Under the management agreement, Breakspear Limited is responsible for all of the assets and liabilities of the joint venture and is entitled to all of the net profits from its operations after the payment of a fixed amount as a management fee to the China party each year. LEP-Hong Kong leases property from the China party for use by the joint venture. Although the actual production of the packaging products has been transferred from Dongguan Shilong to Dongguan Walford, this entity is maintained in existence for tax planning purposes.

         Dongguan Walford Ornaments Packaging Company Limited is the primary manufacturing joint venture in China, which is 60% owned by Breakspear and 40% owned by Dongguan City Shek Long Wah Nam Enterprises Company. Breakspear has a management agreement and profit sharing arrangement with the China party similar to that of Dongguan Shilong. Dongguan Walford has assumed the actual production of the packaging products from Dongguan Shilong.

         Both of the joint ventures are managed by Breakspear Limited. They produce packaging products exclusively for Breakspear Limited and are prohibited from selling to third parties. The two factories in which the products are manufactured are approximately 450,000 square feet in the aggregate and employ between 2,850 and 3,100 workers, depending upon worker turnover, production demands and the local employment market. The two factories are under one management team. All workers in both factories are employed by Dongguan Walford.

         The above paragraphs contain forward-looking statements which are inherently subject to risks and uncertainties. The Company cannot be certain of the date on which the issuance of shares will occur or the effects that the share exchange will have on its operations or profitability. Actual events could differ materially from the Company's anticipation.

Item 5.  Other Events.

         In connection with the transaction described in Item 2, the Company is amending its certificate of incorporation to increase its authorized share capital from 5,000,000 to 8,000,000 shares of common stock. The amendment is expected to take place 20 days after the delivery of an Information Statement on
Schedule 14C to the Company's stockholders. The Information Statement is currently under review by the Securities and Exchange Commission. The amendment was approved by the Written Consent of the Majority Stockholder dated February 9, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


JUSTRITE INVESTMENTS LIMITED
Auditors' report                                                                                        F - 2
Consolidated profit and loss accounts for the years ended
  March 31, 1995, 1996 and 1997 and for the nine months
  ended December 31, 1996 (unaudited) and 1997 (unaudited)                                              F - 4
Consolidated balance sheets as at March 31, 1995, 1996 and 1997
  and December 31, 1996 (unaudited) and 1997 (unaudited)                                                F - 5
Consolidated cash flow statements for the years ended March 31, 1995,
  1996 and 1997 and for the nine months ended December 31, 1996
  (unaudited) and 1997 (unaudited)                                                                      F - 6
Notes to financial statements                                                                           F - 7

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
  INFORMATION FOR LEADING EDGE PACKAGING, INC.
Introduction to unaudited pro forma financial information                                              F - 19
Unaudited pro forma consolidated statements of income for the years ended
  March 31, 1995 and 1996                                                                              F - 20
Unaudited pro forma consolidated statement of income for the year ended
  March 31, 1997                                                                                       F - 21
Unaudited pro forma interim consolidated statement of income for the
  nine months ended December 31, 1996                                                                  F - 22
Unaudited pro forma interim consolidated statement of income for the
  nine months ended December 31, 1997                                                                  F - 23
Unaudited pro forma interim consolidated balance sheet at
  December 31, 1997                                                                                    F - 24
Notes to unaudited pro forma consolidated financial statements                                         F - 25


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LEADING EDGE PACKAGING, INC.
                                                 (Registrant)

Date: September 9, 1998                 By: /s/ Casey K. Tjang
                                            -----------------------------------
                                            Casey K. Tjang,
                                            Chief Financial Officer (Principal
                                            Accounting Officer) and Secretary

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                       PAGE(S)
                                                                                                       -------


JUSTRITE INVESTMENTS LIMITED
Auditors' report                                                                                        F - 2
Consolidated profit and loss accounts for the years ended
  March 31, 1995, 1996 and 1997 and for the nine months
  ended December 31, 1996 (unaudited) and 1997 (unaudited)                                              F - 4
Consolidated balance sheets as at March 31, 1995, 1996 and 1997
  and December 31, 1996 (unaudited) and 1997 (unaudited)                                                F - 5
Consolidated cash flow statements for the years ended March 31, 1995,
  1996 and 1997 and for the nine months ended December 31, 1996
  (unaudited) and 1997 (unaudited)                                                                      F - 6
Notes to financial statements                                                                           F - 7

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
  INFORMATION FOR LEADING EDGE PACKAGING, INC.
Introduction to unaudited pro forma financial information                                              F - 19
Unaudited pro forma consolidated statements of income for the years ended
  March 31, 1995 and 1996                                                                              F - 20
Unaudited pro forma consolidated statement of income for the year ended
  March 31, 1997                                                                                       F - 21
Unaudited pro forma interim consolidated statement of income for the
  nine months ended December 31, 1996                                                                  F - 22
Unaudited pro forma interim consolidated statement of income for the
  nine months ended December 31, 1997                                                                  F - 23
Unaudited pro forma interim consolidated balance sheet at
  December 31, 1997                                                                                    F - 24
Notes to unaudited pro forma consolidated financial statements                                         F - 25


AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF JUSTRITE INVESTMENTS LIMITED ("COMPANY")

We have audited the accompanying consolidated financial statements ("financial statements") of the Company and its subsidiaries (collectively the "Group") for each of the three years ended March 31, 1997 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.

Respective responsibilities of directors and auditors

The Company's directors are responsible for the preparation of the financial statements which give a true and fair view. In preparing financial statements under generally accepted accounting principles in Hong Kong which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently.

It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants (which do not differ in any material respects from auditing standards generally accepted in the United States of America). An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.

JUSTRITE INVESTMENTS LIMITED

Opinion

In our opinion the financial statements give a true and fair view of the state of the affairs of the Group as at March 31, 1995, 1996 and 1997 and of the profit and cash flows of the Group for each of the three years ended March 31, 1997.

Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of shareholders' funds and financial position at March 31, 1995, 1996 and 1997 to the extent summarized in Note 24.

Our audits also comprehended the translation of Hong Kong dollar amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 3. Such U.S. dollar amounts are presented solely for the convenience of readers in the United States of America.








Deloitte Touche Tomahtsu
April 28, 1998
Hong Kong

                          JUSTRITE INVESTMENTS LIMITED
                      CONSOLIDATED PROFIT AND LOSS ACCOUNTS


                                                              Year ended March 31
                                               -----------------------------------------------
                                    NOTES      1995           1996          1997          1997
                                    -----      ----           ----          ----          ----
                                                HK$            HK$           HK$           US$


Turnover                                   128,863,374    169,620,506    148,989,110    19,299,108

Cost of sales                               74,532,656     93,437,055    97,945,5541     2,687,248
                                            ----------    -----------    -----------     ---------

Gross profit                                54,330,718     76,183,451    51,043,556      6,611,860

Selling, general and administrative
  expenses                                  37,818,448     39,192,419    36,753,035      4,760,756
                                            ----------    -----------    -----------     ---------

Operating profit                            16,512,270     36,991,032    14,290,521      1,851,104
Interest expense                            (2,690,018)    (2,741,466)   (2,673,460)      (346,303)
Interest income                              1,089,652        347,413       290,853         37,675
Other income                                 1,116,710      1,632,665     1,171,922        151,718
                                            ----------    -----------    -----------     ---------

Profit before exceptional item        4     16,028,614     36,229,644    13,079,836      1,694,194

Exceptional item                      5           -              -             -              -
                                            ----------    -----------    -----------     ---------

Profit before taxation                      16,028,614     36,229,644    13,079,836      1,694,194

Taxation credit (charge)              6        849,947     (1,479,592)      104,307         13,596
                                            ----------    -----------    -----------     ---------

Profit for the year/period                  16,878,561     34,750,052    13,184,143      1,707,790
                                            ----------    -----------    -----------     ---------






                                                 Nine months ended December 31
                                                 -----------------------------
                                              1996           1997          1997
                                              ----           ----          ----
                                               HK$            HK$           US$
                                           (Unaudited)    (Unaudited)   (Unaudited)

Turnover                                   122,871,880    108,089,064    14,001,174

Cost of sales                               79,297,162     75,270,758     9,750,582
                                           -----------     ----------    ----------

Gross profit                                43,574,718     32,818,306     4,250,592

Selling, general and administrative
  expenses                                  22,838,116     23,030,727     2,983,255
                                           -----------     ----------    ----------

Operating profit                            20,736,602      9,787,579     1,267,337
Interest expense                            (1,740,774)    (2,717,886)     (352,058)
Interest income                                 44,458         38,196         4,948
Other income                                   849,791        684,195        88,626
                                           -----------     ----------    ----------

Profit before exceptional item              19,890,077      7,792,084     1,008,853

Exceptional item                                  -        (2,890,460)     (373,928)
                                           -----------     ----------    ----------

Profit before taxation                      19,890,077      4,901,624       634,925

Taxation credit (charge)                        71,000         75,120         9,731
                                           -----------     ----------    ----------

Profit for the year/period                  19,961,077      4,976,744       644,656
                                           -----------     ----------    ----------

                 See notes to consolidated financial statements.

                          JUSTRITE INVESTMENTS LIMITED
                           CONSOLIDATED BALANCE SHEETS



                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                    NOTES        1995         1996         1997         1997          1997         1997
                                    -----        ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)
FIXED ASSETS                          7      48,128,232    46,938,897   44,651,757    5,783,906   41,775,833    5,411,377

LONG TERM RECEIVABLE                  8       5,643,320     4,369,520         -            -            -            -

CURRENT ASSETS
Stocks                                9      53,869,880    44,450,150   39,727,870    5,146,097   38,898,841    5,038,710
Short-term investment                10            -             -       3,860,000      500,000         -            -
Debtors, deposits and prepayments            36,888,420    29,965,000   34,810,797    4,509,171   30,413,551    3,939,579
Bills receivable                              5,145,673     2,911,616    5,014,384      649,532    1,156,564      149,814
Amount due from ultimate holding
  company                                          -             -            -            -      21,910,673    2,838,170
Amount due from a fellow subsidiary          17,545,577    90,015,461  119,179,859   15,437,805    9,179,859    1,189,101
Bank balances and cash                        6,599,284     2,107,546    2,825,984      366,060      643,038       83,295
                                            -----------   -----------  -----------  -----------  -----------  -----------
                                            120,048,834   169,449,773  205,418,894   26,608,665  102,202,526   13,238,669
                                            -----------   -----------  -----------  -----------  -----------  -----------

CURRENT LIABILITIES
Creditors and accrued charges                20,307,958    24,421,611   24,361,517    3,155,637   60,327,181    7,814,402
Bills payable                                 1,790,198     1,173,594      321,448       41,638      287,736       37,271
Taxation                                      3,917,756     5,433,253    5,417,756      701,782    5,417,756      701,782
Amount due to ultimate holding
  company                                    33,086,320    39,890,365   59,682,198    7,730,855         -            -
Obligations under finance leases
  and hire purchase contracts        14       1,120,182       219,453         -            -            -            -
Bank borrowings repayable
 within one year                     15      10,084,102    13,304,058   11,739,488    1,520,659   36,048,698    4,669,520
                                            -----------   -----------  -----------  -----------  -----------  -----------

                                             70,306,516    84,442,334  101,522,407   13,150,571  102,081,371   13,222,975
                                            -----------   -----------  -----------  -----------  -----------  -----------

NET CURRENT ASSETS                           49,742,318    85,007,439  103,896,487   13,458,094      121,155       15,694
                                            -----------   -----------  -----------  -----------  -----------  -----------

                                            103,513,870   136,315,856  148,548,244   19,242,000   41,896,988    5,427,071
                                            -----------   -----------  -----------  -----------  -----------  -----------

Financed by:

SHARE CAPITAL                        11             780           780          780          100          780          100

RESERVES                             12      80,964,080   115,714,132  128,898,275   16,696,669   23,875,019    3,092,621
                                            -----------   -----------  -----------  -----------  -----------  -----------

SHAREHOLDERS' FUNDS                          80,964,860   115,714,912  128,899,055   16,696,769   23,875,799    3,092,721

MINORITY INTERESTS                   16      15,000,000    15,000,000   15,000,000    1,943,005   15,000,000    1,943,005

DEFERRED TAXATION                    13         658,270       607,139      502,832       65,133      427,712       55,402

OBLIGATIONS UNDER
  FINANCE LEASES AND
  HIRE PURCHASE
  CONTRACTS REPAYABLE
  AFTER ONE YEAR                     14         219,453          -            -            -            -            -

BANK BORROWINGS
  REPAYABLE AFTER
  ONE YEAR                           15       6,671,287     4,993,805    4,146,357      537,093    2,593,477      335,943
                                            -----------   -----------  -----------  -----------  -----------  -----------

                                            103,513,870   136,315,856  148,548,244   19,242,000   41,896,988    5,427,071
                                            -----------   -----------  -----------  -----------  -----------  -----------




                 See notes to consolidated financial statements.

                          JUSTRITE INVESTMENTS LIMITED
                        CONSOLIDATED CASH FLOW STATEMENTS


                                                         Year ended March 31                Nine months ended December 31
                                               --------------------------------------       -----------------------------
                                    NOTES      1995        1996       1997       1997       1996        1997        1997
                                                HK$         HK$        HK$        US$        HK$         HK$         US$
                                                                                         (Unaudited) (Unaudited) (Unaudited)
NET CASH INFLOW (OUTFLOW)
  FROM OPERATING ACTIVITIES          17    18,467,939   1,724,212 11,919,537  1,543,896     91,628 (25,547,646) (3,309,281)
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

RETURNS ON INVESTMENTS
  AND SERVICING OF
  FINANCE
Interest received                           1,089,652     347,413    290,853     37,675     44,458      38,196      4,948
Interest paid                              (2,331,047) (2,560,366)(2,641,279)  (342,135)(1,708,593) (2,717,886)  (352,058)
Interest on obligations under
  finance leases and hire purchase
  contracts                                  (358,971)   (181,100)   (32,181)    (4,168)   (32,181)       -          -
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

NET CASH OUTFLOW FROM
  RETURNS ON INVESTMENTS
  AND SERVICING OF FINANCE                 (1,600,366) (2,394,053) (2,382,607) (308,628)(1,696,316) (2,679,690)  (347,110)
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

TAXATION
Hong Kong Profits Tax paid                   (238,995)    (15,226)   (15,497)    (1,922)   (15,497)       -          -
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

INVESTING ACTIVITIES
Purchase of short-term investment                -           -    (3,860,000)  (500,000)(3,860,000)       -          -
Proceeds from disposals of short-
  term investment                                -           -          -          -          -      3,860,000    500,000
Purchase of fixed assets                   (9,798,639) (4,241,744) (2,311,524) (299,420)(2,108,388)   (571,940)   (74,085)
Proceeds from disposals of fixed
  assets                                    2,012,260      12,781       -          -          -           -          -
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

NET CASH INFLOW (OUTFLOW)
  FROM INVESTING ACTIVITIES                (7,786,379) (4,228,963) (6,171,524) (799,420)(5,968,388)  3,288,060    425,915
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

NET CASH INFLOW
  (OUTFLOW) BEFORE
  FINANCING                                 8,842,199  (4,914,030) 3,349,909    433,926 (7,588,573)(24,939,276)(3,230,476)
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

FINANCING                            18
Bank loans raised                                -           -     1,108,296    143,562  5,701,366        -          -
Repayment of bank loans                    (4,195,506) (1,490,683) (1,539,783) (199,454)(1,374,605) (1,584,297)  (205,220)
Repayment of obligations under
  finance leases and hire purchase
  contracts                                (2,305,028) (1,120,182)  (219,453)   (28,427)  (219,453)       -          -
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

NET CASH INFLOW (OUTFLOW)
  FROM FINANCING                           (6,500,534) (2,610,865)  (650,940)   (84,319) 4,107,308  (1,584,297)  (205,220)
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

INCREASE (DECREASE) IN
  CASH AND CASH
  EQUIVALENTS                               2,341,665  (7,524,895) 2,698,969    349,607 (3,481,265)(26,523,573)(3,435,696)

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF THE YEAR
  /PERIOD                                  (4,340,953) (1,999,288) (9,524,183)(1,233,702)(9,524,183)(6,825,214)  (884,095)
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------

CASH AND CASH EQUIVALENTS
  AT END OF THE YEAR/PERIOD          19    (1,999,288) (9,524,183) (6,825,214) (884,095)(13,005,448)(33,348,787)(4,319,791)
                                           ---------- -----------  ---------  ---------  ---------  ----------  ---------


                 See notes to consolidated financial statements.

                          JUSTRITE INVESTMENTS LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS

1.   GENERAL

     The Company is a wholly owned private limited company incorporated in the British Virgin Islands. Its ultimate holding company is Chung Hwa Development Holdings Limited, a limited company incorporated in Bermuda and listed on The Stock Exchange of Hong Kong Limited.


2.   CASH FLOW STATEMENT COMPARATIVE FIGURES NOT PREPARED

     The Company has not prepared comparative figures for the cash flow statement for the year ended March 31, 1995, as in the opinion of the directors, the comparative figures do not provide valuable information to the readers.


3.   SIGNIFICANT ACCOUNTING POLICIES

     The principal accounting policies which have been adopted in preparing these financial statements and which conform with accounting principles generally accepted in Hong Kong are as follows:

     Basis of consolidation

     The consolidated financial statements incorporate the financial statements of the Company and its subsidiaries made up to March 31 each year.

     The results of the subsidiaries acquired or disposed of during the year are included in the consolidated profit and loss account from the effective date of acquisition or up to the effective date of disposal, as appropriate.

     All significant intercompany transactions and balances within the Group have been eliminated on consolidation.

     Turnover

     Turnover represents the net amounts received and receivable for goods sold during the year.

     Revenue recognition

     Sale of goods are recognised when goods are delivered and title has been passed.

     Interest income from bank deposits is accrued on a time basis by reference to the principal outstanding and at the rate applicable.

     Fixed assets and depreciation

     Fixed assets are stated at cost less depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the fixed assets has been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the profit and loss account in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the fixed asset, the expenditure is capitalised as an additional cost of the fixed asset. When assets are sold or retired, their costs and accumulated depreciation are removed from the accounts and any gain or loss resulting from their disposals is included in the profit and loss account.

     Depreciation is provided to write off the costs of fixed assets over their estimated useful lives using the straight line method, at the following rates per annum:

     Land held on long term leases          Over the terms of the leases
     Land held on medium term leases        2.5% or over the terms of the leases
                                               whichever is shorter
     Buildings                              2.5% or over the terms of the leases
                                               whichever is shorter
     Property under development             Nil
     Leasehold improvements                 10% or over the terms of the leases
                                               whichever is shorter
     Furniture, fixtures and equipment      10 - 20%
     Plant and machinery                    10%
     Motor vehicles                         20%

     Assets held under finance leases and hire purchase contracts

     Leases are classified as finance leases whenever the terms of the leases transfer substantially all the risks and rewards of ownership to the Group. Assets held under finance leases and hire purchase contracts are capitalised at their fair value at the date of acquisition. The principal portion of the corresponding contractual commitments are shown as obligations under finance leases and hire purchase contracts. The finance costs, which represent the difference between the total leasing commitments and their fair value of the assets acquired, are charged to the profit and loss account over the period of the respective leases so as to produce a constant periodic rate of charge on the remaining obligations for each accounting period.

     All other leases are classified as operating leases and their rentals are charged to the profit and loss account on a straight line basis over the respective lease terms.

     Short-term investment

     Listed shares which are held for short term, are stated at the lower of cost and market value.

     Foreign currencies

     Transactions in foreign currencies are translated at the rates ruling on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are re-translated at the rates ruling on the balance sheet date. Profits and losses arising on exchange are dealt with in the profit and loss account.

     On consolidation, the financial statements of the subsidiaries in the People's Republic of China (the "PRC") are translated using the temporal method. Exchange differences arising on translation are dealt with in the profit and loss account. The functional currency of the PRC subsidiaries is Hong Kong dollars.

     Translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) for the convenience of the reader has been made at US$1.00 = HK$7.72. No representation is made that the HK$ amounts could have been, or could be, converted into US$ at that rate on December 31, 1997 or on any other date.

     Taxation

     The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. Timing differences arise from the recognition for tax purposes of certain items of income and expense in a different accounting period from that in which they are recognised in the financial statements. The tax effect of timing differences, computed under the liability method, is recognised as deferred taxation in the financial statements to the extent that it is probable a liability or asset will crystallise in the foreseeable future.

     Cash equivalents

     Cash equivalents represent short term, highly liquid investments which are readily convertible into known amounts of cash and which were within three months of maturity when acquired, less advances from banks repayable within three months from the date of the advance.

                         JUSTRITE INVESTMENTS LIMITED


4.   PROFIT BEFORE EXCEPTIONAL ITEM



                                                         Year ended March 31               Nine months  ended December 31
                                               --------------------------------------      ------------------------------
                                               1995        1996       1997       1997       1996        1997       1997
                                               ----        ----       ----       ----       ----        ----       ----
                                                HK$         HK$        HK$        US$        HK$         HK$        US$
                                                                                         (Unaudited) (Unaudited)(Unaudited)
 Profit before exceptional item has been
   arrived at after charging:

 Auditors' remuneration                      762,780     757,330    717,000    92,876     540,000     531,000    68,782
 Depreciation
   Owned assets                            4,227,320   4,921,023  4,230,145   547,946   3,123,206   3,171,475   410,813
   Assets held under finance leases
     and hire purchase contracts             524,784     379,743    368,519    47,736     287,612     276,389    35,802
 Directors' remuneration
   Fees                                            -           -          -         -           -           -         -
   Other emoluments                          348,000   2,348,000  1,266,667   164,076     950,000     967,572   125,333
 Interest on
   Finance leases and hire purchase
     contracts                               358,971     181,100     32,181     4,168      32,181           -         -
   Bank borrowings wholly repayable
     within five years                     1,311,594   2,394,458  2,387,974   309,323   1,524,285   2,507,448   324,799
   Bank borrowings wholly repayable
     after five years                      1,019,453     165,908    253,305    32,812     184,308     210,439    27,259
 Operating lease payments in respect
   of rented premises                      4,116,792   4,816,294  4,472,063   579,283   3,518,637   3,616,701   468,485
 Provision for doubtful debts                      -           -  1,689,470   218,843           -           -         -

 and after crediting:

 Interest income                    1,089,652     347,413    290,853     6,587      44,458      38,196     4,958
                                    ---------   ---------  ---------   -------   ---------   ---------   -------


5.   EXCEPTIONAL ITEM

     The amount represents misappropriation of inventories and cash by a manager of the Group's factory established in the People' Republic of China.


6.   TAXATION CREDIT (CHARGE)


                                                         Year ended March 31                Nine months ended December 31
                                               --------------------------------------       -----------------------------
                                               1995        1996          1997       1997       1996        1997       1997
                                               ----        ----          ----       ----       ----        ----       ----
                                                HK$         HK$           HK$        US$        HK$         HK$        US$
                                                                                         (Unaudited) (Unaudited)(Unaudited)
  Profit for the year
    Hong Kong                                      -       (30,723)          -          -          -           -         -
    Overseas                               1,000,000    (1,500,000)          -          -          -           -         -
  Prior year underprovision for
    Hong Kong Profits Tax                    (28,995)            -           -          -          -           -         -
  Deferred taxation credit (charge)
   (note 13)                                (121,058)        51,131    104,307     13,596     71,000      75,120     9,731
                                            ---------      --------    -------      -----     ------      ------     -----

                                             849,947     (1,479,592)   104,307     13,596     71,000      75,120     9,731
                                            ---------      --------    -------      -----     ------      ------     -----


     A substantial portion of the Group's profit neither arises in, nor is derived from, Hong Kong. Accordingly, that portion of the Group's profit is not subject to Hong Kong Profits Tax.

     Hong Kong Profits Tax is calculated at 16.5% of the estimated assessable profit for the year. Overseas taxation is calculated at the rates prevailing in the respective jurisdictions.

                         JUSTRITE INVESTMENTS LIMITED



7.   FIXED ASSETS


                                                                                                                  As at
                                                                          As at March 31                       December 31
                                                             ----------------------------------------          -----------
                                                              1995             1996              1997             1997
                                                              ----             ----              ----             ----
                                                               HK$              HK$               HK$              HK$
                                                                                                               (unaudited)
         COST
         Leasehold land and buildings                        20,969,000       23,223,000        25,317,916       25,317,916
         Property under development                           2,992,864          738,864              -                -
         Leasehold improvements                               6,831,429        7,951,267         8,118,175        8,383,019
         Furniture, fixtures and equipment                    4,978,888        5,364,588         5,523,132        5,702,878
         Plant and machinery                                 22,163,279       23,973,973        24,603,993       25,389,808
         Motor vehicles                                         366,613          366,613           366,613          366,613
                                                        ---------------  ---------------   ---------------  ---------------
                                                             58,302,073       61,618,305        63,929,829       65,160,234
                                                        ---------------  ---------------   ---------------  ---------------
         DEPRECIATION
         Leasehold land and buildings                           254,994          462,256         1,012,547        1,434,279
         Property under development                                -                -                 -                -
         Leasehold improvements                               3,060,002        4,357,708         5,223,823        6,068,613
         Furniture, fixtures and equipment                      934,957        1,585,841         2,269,106        2,855,198
         Plant and machinery                                  5,803,121        8,079,513        10,505,183       12,703,907
         Motor vehicles                                         120,767          194,090           267,413          322,404
                                                        ---------------  ---------------   ---------------  ---------------
                                                             10,173,841       14,679,408        19,278,072       23,384,401
                                                        ---------------  ---------------   ---------------  ---------------
         NET BOOK VALUES
         Leasehold land and buildings                        20,714,006       22,760,744        24,305,369       23,883,637
         Property under development                           2,992,864          738,864              -                -
         Leasehold improvements                               3,771,427        3,593,559         2,894,352        2,314,406
         Furniture, fixtures and equipment                    4,043,931        3,778,747         3,254,026        2,847,680
         Plant and machinery                                 16,360,158       15,894,460        14,098,810       12,685,901
         Motor vehicles                                         245,846          172,523            99,200           44,209
                                                        ---------------  ---------------   ---------------  ---------------
                                                             48,128,232       46,938,897        44,651,757       41,775,833
                                                        ---------------  ---------------   ---------------  ---------------
         The Group's property interest comprises:

         Leasehold properties held in Hong
           Kong under long term leases                       20,714,006       20,506,744        20,040,063       19,683,565
         Leasehold properties held in the
           PRC under a medium term lease                           -           2,254,000         4,265,306        4,200,072
                                                        ---------------  ---------------   ---------------  ---------------
                                                             20,714,006       22,760,744        24,305,369       23,883,637
         Property under development held in
           the PRC under a medium term lease                  2,992,864          738,864              -                -
                                                        ---------------  ---------------   ---------------  ---------------
                                                             23,706,870       23,499,608        24,305,369       23,883,637
                                                        ---------------  ---------------   ---------------  ---------------


         The net book values of fixed assets held under finance leases and hire purchase contracts as at March 31, 1995, 1996 and 1997 are HK$3,131,604, HK$3,833,145 and HK$nil respectively.

                         JUSTRITE INVESTMENTS LIMITED



8.   LONG TERM RECEIVABLE

     The amount represents long term portion of a trade receivable and is unsecured, interest free and is expected to be fully repaid before August 15, 1997. The amount has been re-classified as a current asset in 1997 and provision for doubtful debts has been made on the uncollectible amount.


9.   STOCKS

                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)

         Raw materials                       47,770,827    37,835,578   32,778,343    4,245,899   32,605,301    4,223,485
         Finished goods                       6,099,053     6,614,572    6,949,527      900,198    6,293,540      815,225
                                             ----------    ----------   ----------   ----------   ----------   ----------

                                             53,869,880    44,450,150   39,727,870    5,146,097   38,898,841    5,038,710
                                             ----------    ----------   ----------   ----------   ----------   ----------



10.  SHORT-TERM INVESTMENT

                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           US$          US$
                                                                                                   (Unaudited)  (Unaudited)

         Listed shares overseas at cost            -             -       3,860,000      500,000          -            -
                                             ----------    ----------   ----------   ----------    ----------   ----------

         Market value of listed shares             -             -      83,339,063   10,795,215          -            -
                                             ----------    ----------   ----------   ----------    ----------   ----------


     Details of the short-term investment as at March 31, 1997 are as follows:


                                           Place of
                                        incorporation/    Issued and fully      Attributable
                                         registration       paid ordinary      equity interest
         Name                            and operation      share capital     held by the Group    Principal activity
         ----                            -------------      -------------     -----------------    ------------------
         Leading Edge Packaging, Inc.   United States         US$33,125             56.6%          Distribution of packaging
           ("LEPI")                       of America                                                 products
                                          ("U.S.")


     LEPI was incorporated on December 15, 1995 to take up the Group's North American distribution business effective from April 1, 1996. On December 2, 1996, LEPI listed its shares on the Nasdaq National Market System, U.S.. Subsequent to March 31, 1997, the Group transferred the investment to its ultimate holding company.

     The results of LEPI not been consolidated with the Group as the control of this investment is intended to be temporary and accordingly, the amount has been included under current assets.

                         JUSTRITE INVESTMENTS LIMITED




11.  SHARE CAPITAL

                                                                                                 1997 & 1996 & 1995
                                                                                         ---------------------------------
                                                                                              HK$                   US$
         Authorised:
           Ordinary shares of US$1 each                                                      390,000                50,000
                                                                                         -----------             ---------
         Issued and fully paid:
           Ordinary shares of US$1 each                                                          780                   100
                                                                                         -----------             ---------


12.  RESERVES


                                                                        Capital            Retained
                                                                        reserve             profits              Total
                                                                        ---------          ------------        -----------
                                                                          HK$                 HK$                 HK$
         At April 1, 1994                                               1,999,376            62,086,143         64,085,519
         Profit for the year                                                 -               16,878,561         16,878,561
                                                                    -------------       ---------------    ---------------
         At March 31, 1995                                              1,999,376            78,964,704         80,964,080
         Profit for the year                                                 -               34,750,052         34,750,052
                                                                    -------------       ---------------    ---------------
         At March 31, 1996                                              1,999,376           113,714,756        115,714,132
         Profit for the year                                                 -               13,184,143         13,184,143
                                                                    -------------       ---------------    ---------------
         At March 31, 1997                                              1,999,376           126,898,899        128,898,275
         Profit for the period (unaudited)                                   -                4,976,744          4,976,744
         Dividend (HK$1,100,000 per share)                                   -             (110,000,000)      (110,000,000)
                                                                    -------------       ---------------    ---------------
         At December 31, 1997 (unaudited)                               1,999,376            21,875,643         23,875,019
                                                                    -------------       ---------------    ---------------


13.  DEFERRED TAXATION

                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)

         At April 1                            537,212      658,270        607,139      78,729      502,832       65,133
         Charge (credit) for the year
               /period (note 6)                121,058      (51,131)      (104,307)    (13,596)     (75,120)      (9,731)
                                               -------      -------        -------     -------      -------      -------

         At March 31/December 31               658,270      607,139        502,832      65,133      427,712       55,402
                                               -------      -------        -------     -------      -------      -------


     At the balance sheet dates, the deferred taxation liabilities provided represent mainly the tax effect of timing differences between depreciation allowances claimed on fixed assets for tax purposes and depreciation charged in the financial statements.

     There is no significant unprovided deferred tax for the year/period or at the balance sheet dates.

                         JUSTRITE INVESTMENTS LIMITED



14.  OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS


                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)
The maturity of obligations under
 finance leases and hire purchase
 contracts is as follows:

Within one year                                1,120,182      219,453           -           -             -            -
Between one to two year                          219,453         -              -           -             -            -
                                               ---------      -------        -------     -------       -------      -------

                                               1,339,635      219,453           -           -             -            -
Less: Amount due within one year
    shown under current liabilities           (1,120,182)    (219,453)          -           -             -            -
                                               ---------      -------        -------     -------       -------      -------

                                                 219,453         -              -           -             -            -
                                                ---------      -------       -------     -------       -------      -------



15.  BANK BORROWINGS



                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)
 Bank borrowings comprise the followings:

 Trust receipt and packing loans               8,598,572    9,177,228      9,006,436   1,166,637    33,785,030    4,376,299
 Bank loans                                    8,156,817    6,666,134      6,234,647     807,597     4,650,350      602,377
 Bank overdraft                                     -       2,454,501        644,762      83,518       206,795       26,787
                                               ----------   ----------     ----------  ----------    ----------   ----------

                                              16,755,389   18,297,863     15,885,845   2,057,752    38,642,175    5,005,463
                                              ----------   ----------     ----------  ----------    ----------   ----------

 Analysed as:

 Secured                                       8,156,817   13,600,635     11,366,386   1,472,330    14,273,140    1,848,852
 Unsecured                                     8,598,572    4,697,228      4,519,459     585,422    24,369,035    3,156,611
                                              ----------   ----------     ----------  ----------    ----------   ----------

                                              16,755,389   18,297,863     15,885,845   2,057,752    38,642,175    5,005,463
                                              ----------   ----------     ----------  ----------    ----------   ----------

 The maturity of bank borrowings is as follows:

 Within one year                              10,084,102   13,304,058     11,739,488   1,520,659    36,048,698    4,669,520
 Between one to two years                      1,658,047    1,857,383      2,134,789     276,527       678,784       87,925
 Between two to five years                     4,035,943    2,334,289        704,094      91,204       658,474       85,295
 More than five years                            977,297      802,133      1,307,474     169,362     1,256,219      162,723
                                              ----------   ----------     ----------  ----------    ----------   ----------

                                              16,755,389   18,297,863     15,885,845   2,057,752    38,642,175    5,005,463
 Less: Amount due within one year
      shown under current liabilities        (10,084,102) (13,304,058)   (11,739,488) (1,520,659)  (36,048,698)   4,669,520
                                              ----------   ----------     ----------  ----------    ----------   ----------

 Amount due after one year                     6,671,287    4,993,805      4,146,357     537,093     2,593,477      335,943
                                               ----------  ----------     ----------  ----------    ----------   ----------

                         JUSTRITE INVESTMENTS LIMITED



16.  MINORITY INTEREST

     The amount represents the minority shareholders' share of total investments. It comprises HK$12,000,000 capital contribution and HK$3,000,000 shareholders' loan pursuant to the joint venture agreement.

     The loan is unsecured, non interest-bearing and is to be repaid upon termination of the joint venture agreement.


17. RECONCILIATION OF PROFIT BEFORE TAXATION TO NET CASH INFLOW (OUTFLOW) FROM OPERATING ACTIVITIES



                                                      Year ended March 31                Nine months ended December 31
                                            --------------------------------------       -----------------------------
                                            1995        1996       1997       1997       1996        1997       1997
                                            ----        ----       ----       ----       ----        ----       ----
                                             HK$         HK$        HK$        US$        HK$         HK$        US$
                                                                                         (Unaudited) (Unaudited)  (Unaudited)
 Profit before taxation                 16,028,614  36,229,644    13,079,836  1,694,194  19,890,077    4,901,624     634,925
 Interest income                        (1,089,652)   (347,413)     (290,853)   (37,675)    (44,458)     (38,196)     (4,948)
 Interest expenses                       2,331,047   2,560,366     2,641,279    342,135   1,708,593    2,717,886     352,058
 Interest on obligations under finance
   leases and hire purchase contracts      358,971     181,100        32,181      4,168      32,181           -           -
 Depreciation                            4,752,104   5,300,766     4,598,664    595,682   3,410,818    3,447,864     446,615
 Loss on disposals of fixed assets         229,065     117,532           -          -           -             -           -
 (Increase) decrease in long term
   receivable                           (5,643,320)  1,273,800     4,369,520    566,000   4,369,520          -            -
 (Increase) decrease in stocks          (8,691,631)  9,419,730     4,722,280    611,694   8,542,151      829,029     107,387
 (Increase) decrease in debtors,
   deposits and prepayments              7,517,113   6,923,420    (4,845,797)  (627,694) (21,987,617)  4,397,246     569,591
 (Increase) decrease in bills
   receivable                           (5,145,673)  2,234,057    (2,102,768)  (272,379)   899,774     3,857,820     499,718
 Decrease in amount due from
   ultimate holding company                      -           -          -          -          -      (21,910,673) (2,838,170)
 Increase in amount due from a
   fellow subsidiary                   (17,545,577) (72,469,884) (29,164,398)(3,777,772)(22,603,702)    -          -
 Increase (decrease) in creditors
   and accrued charges                  (9,266,816)  4,113,653       (60,094)    (7,784) 9,472,716   35,965,664  4,658,765
 Increase (decrease) in bills payable    1,294,705   (616,604)      (852,146)  (110,382)  (658,439)     (33,712)    (4,367)
 Increase in amount due to ultimate
   holding company                      33,338,989   6,804,045    19,791,833  2,563,709 (2,939,986) (59,682,198)(7,730,855)
                                        ----------   ---------    ----------  ---------  ---------    ---------  ---------

 NET CASH INFLOW (OUTFLOW)
   FROM OPERATING ACTIVITIES            18,467,939   1,724,212    11,919,537  1,543,896     91,628  (25,547,646)(3,309,281)
                                         ----------   ---------   ----------  ---------  ---------    ---------  ---------

                         JUSTRITE INVESTMENTS LIMITED

18.  ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR/PERIOD


                                                                                                           Obligations
                                                                                                          under finance
                                                                                                         leases and hire
                                                                                   Bank loans          purchase contracts
                                                                                   ----------          ------------------
                                                                                       HK$                     HK$

         At April 1, 1994                                                            12,352,323               3,644,663
         Repayment of bank loans                                                     (4,195,506)                   -
         Repayment of obligations under finance leases
           and hire purchase contracts                                                     -                 (2,305,028)
                                                                                 --------------           -------------
         At March 31, 1995                                                            8,156,817               1,339,635

         Repayment of bank loans                                                     (1,490,683)                   -
         Repayment of obligations under finance leases
           and hire purchase contracts                                                     -                 (1,120,182)
                                                                                 --------------           -------------
         At March 31, 1996                                                            6,666,134                 219,453

         Bank loans raised                                                            1,108,296                    -
         Repayment of bank loans                                                     (1,539,783)                   -
         Repayment of obligations under finance leases
           and hire purchase contracts                                                     -                   (219,453)
                                                                                 --------------           -------------
         At March 31, 1997                                                            6,234,647                    -

         Repayment of bank loans (unaudited)                                         (1,584,297)                   -
                                                                                 --------------           -------------
         At December 31, 1997 (unaudited)                                             4,650,350                    -
                                                                                 --------------           -------------

         Analysis of changes in financing during the nine months ended
          December 31, 1996 (unaudited):

         At April, 1996                                                               6,666,134                 219,453
         Bank loan raised                                                             5,701,366                    -
         Repayment of bank loans                                                     (1,374,605)                   -
         Repayment of obligations under finances leases
           and hire purchase contracts                                                     -                   (219,453)
                                                                                 --------------           -------------
         At December 31, 1996                                                        10,992,895                    -
                                                                                 --------------           -------------


                         JUSTRITE INVESTMENTS LIMITED


19.  ANALYSIS OF THE BALANCES OF CASH AND CASH EQUIVALENTS



                                                        As at March 31                          As at December 31
                                            --------------------------------------      -------------------------
                                             1995       1996       1997       1997      1996          1997         1997
                                             ----       ----       ----       ----      ----          ----         ----
                                              HK$        HK$        HK$        US$       HK$           HK$          US$
                                                                                     (Unaudited)   (Unaudited)  (Unaudited)
Bank balances and cash                  6,599,284   2,107,546   2,825,984     366,060    3,169,078      643,038       83,295
Trust receipt and packing loans        (8,598,572) (9,177,228) (9,006,436) (1,166,637) (13,057,992) (33,785,030)  (4,376,299)
Bank overdraft                               -     (2,454,501)   (644,762)    (83,518)  (3,116,534)    (206,795)     (26,787)
                                        ---------    ---------   ---------  ---------   ---------    ---------      ---------

                                       (1,999,288)  (9,524,183) (6,825,214)  (884,095) (13,005,448)  (33,348,787)  (4,319,791)
                                         ---------   ---------   ---------  ---------   ---------    ---------      ---------

20.  OPERATING LEASE COMMITMENTS

     At the balance sheet date, the Company had the following commitments payable within the next year under non-cancellable operating leases in respect of rented premises:

                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)
         Operating leases which expire:

         Within one year                        52,691      448,307       148,185       19,195       832,740      107,868
         In the second to fifth years
            inclusive                        2,653,759    3,191,423     5,227,721      677,166     2,734,167      354,167
                                             ---------    ---------     ---------      -------     ---------      -------

                                             2,706,450    3,639,730     5,375,906      696,361     3,566,907      462,035
                                             ---------    ---------     ---------      -------     ---------      -------



21.  CAPITAL COMMITMENTS

                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)
 Capital expenditure contracted for but
    not provided in the financial
    statements                                    -            -         1,108,296     143,562       56,699        7,344
                                               -------      -------      ---------   ---------       ------       ------


22.  CONTINGENT LIABILITIES



                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)

   Bills discounted with recourse            6,066,843   11,528,574      9,775,826    1,266,299    4,863,138     629,940
                                             ---------    ---------      ---------    ---------    ---------     -------



23.  PLEDGE OF ASSETS

     As at March 31, 1995, 1996 and 1997, the Group had pledged its leasehold land and buildings to banks to secure general banking facilities granted to the Group. The net book values of leasehold land and buildings pledged as at March 31, 1995, 1996 and 1997 were HK$14,319,940, HK$22,760,744 and
     HK$24,305,369 (1997: US$3,148,364) respectively.

                         JUSTRITE INVESTMENTS LIMITED


24. SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The Company's financial statements are prepared in accordance with accounting principles generally accepted in Hong Kong (HK GAAP) which differ in certain significant respects from United States generally accepted accounting principles (US GAAP). The significant difference relates principally to the following item and the adjustment necessary to restate shareholders' equity in accordance with US GAAP is shown in the table set out below.

     Accounting for short-term investment

     Under HK GAAP, the Company has not accounted for the unrealized gain on revaluation of short-term investment. Under US GAAP, the Company would account for the unrealized gain as a credit within shareholders' funds and record the short-term investment at market value.

     The following table summarizes the effect on shareholders' funds of the significant difference between HK GAAP and US GAAP:

                                                                As at March 31                        As at December 31
                                                 --------------------------------------------         -----------------
                                                 1995         1996         1997         1997          1997         1997
                                                 ----         ----         ----         ----          ----         ----
                                                  HK$          HK$          HK$          US$           HK$          US$
                                                                                                   (Unaudited)  (Unaudited)

         Shareholders' funds as reported
           under HK GAAP                     80,964,860   115,114,912   128,899,055  16,696,769   23,875,019    3,092,620

         US GAAP material adjustment:

         Unrealized gain on revaluation
           of short-term investment                -             -       79,479,063  10,295,215         -            -
                                             ----------   -----------   -----------  ----------   ----------    ---------

         Shareholders' funds under US GAAP   80,964,860   115,114,912   208,378,118  26,991,984   23,875,019    3,092,620
                                             ----------   -----------   -----------  ----------   ----------    ---------

     In addition to the above adjustments required to restate HK GAAP amounts to US GAAP amounts, the Company's cash and cash equivalents under HK GAAP include bank borrowings repayable within three months from the date of advance, under US GAAP, such bank borrowings would be included in financing activities.

25.  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The financial statements for the nine months ended December 31, 1996 and 1997 are unaudited. In the opinion of the directors, such information contains adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods.

-------------------------------------------------------------------------------

                          LEADING EDGE PACKAGING, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On January 23, 1998, Leading Edge entered into a Share Exchange Agreement (the "Agreement") with its ultimate holding company, Chung Hwa Development Holdings Limited ("Chung Hwa"). Chung Hwa is a Bermuda company and its shares are listed on The Stock Exchange of Hong Kong Limited. Pursuant to the Agreement, Leading Edge received all of the issued and outstanding shares of Justrite Investments Limited ("Justrite"), a wholly owned subsidiary of Chung Hwa in exchange for 2,250,000 shares of the Leading Edge common stock valued at $6.00 per share (the "Exchange"). Leading Edge and Chung Hwa completed the transaction on March 13, 1998, subject to the issuance of 2,250,000 shares of Leading Edge's common stock to Chung Hwa. The Company's management believes that presentation of Unaudited Pro Forma Consolidated Financial Information is necessary to supplement the historical financial information.

The unaudited pro forma consolidated statements of income are based on the historical statements of income of Leading Edge and Justrite, after giving effect to pro forma adjustments described in the notes thereto as if the issuance of the Company's shares in exchange for the shares held by Chung Hwa in Justrite had occurred on April 1, 1994.

The unaudited pro forma consolidated balance sheet as of December 31, 1997, are based on the historical balance sheets of Leading Edge and Justrite, after giving effect to the pro forma adjustments described in the notes thereto as if the issuance of the Company's shares in exchange for the shares held by Chung Hwa in Justrite had occurred on December 31, 1997.

The unaudited pro forma consolidated financial information does not purport to represent what the results of operations or the financial position would have actually been if the exchange had occurred on such a date or at the beginning of such period, or to project the results of operations for any future date or period.

The unaudited pro forma consolidated financial information should be read in conjunction with the consolidated financial statements of the Company and its subsidiaries.

As Leading Edge was incorporated on December 15, 1995 and started trading from April 1, 1996, there was no difference between the historical and the proforma statements of income of Justrite for the year ended March 31, 1995 and 1996.

                          LEADING EDGE PACKAGING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED MARCH 31, 1995 and 1996



                                                    Historical and Proforma for Justrite
                                                             1995            1996
                                                              US$             US$


Turnover                                                   16,692,147       21,971,568

Cost of sales                                               9,654,489       12,103,245
                                                       --------------   --------------
Gross profit                                                7,037,658        9,868,323

Selling, general and
  administrative expenses                                   4,898,763        5,076,739
                                                       --------------   --------------
Operating profit                                            2,138,895        4,791,584
Interest expense                                             (348,448)        (355,112)
Interest income                                               141,147           45,002
Other income                                                  144,651          211,485
                                                       --------------   --------------
Profit before taxation                                      2,076,245        4,692,959

Taxation credit  (charge)                                     110,097         (191,657)
                                                       --------------   --------------
Profit for the year                                         2,186,342        4,510,302
                                                       --------------   --------------
Pro forma earnings per share                                     0.97             2.00
                                                       --------------   --------------


See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED MARCH 31, 1997



                                                                  Historical                 Pro forma
                                                         Leading Edge        Justrite       adjustments        Pro forma
                                                             US$               US$              US$               US$

Turnover                                                   12,987,263       19,299,108     (8,406,548)  (a)     23,879,823

Cost of sales                                               8,406,548       12,687,248     (8,406,548)  (a)     12,736,217
                                                                                               48,969   (b)
                                                       --------------   --------------                      --------------
Gross profit                                                4,580,715        6,611,860                          11,143,606

Selling, general and
  administrative expenses                                   1,221,849        4,760,756                           5,982,605
                                                       --------------   --------------                      --------------
Operating profit                                            3,358,866        1,851,104                           5,161,001
Interest expense                                               (7,165)        (346,303)                           (353,468)
Interest income                                                  -              37,675                              37,675
Other income                                                   81,606          151,718                             233,324
                                                       --------------   --------------                      --------------
Profit before taxation                                      3,433,307        1,694,194                           5,078,532

Taxation (charge) credit                                   (1,342,224)          13,596                          (1,328,628)
                                                       --------------   --------------                      --------------
Profit for the year                                         2,091,083        1,707,790                           3,749,904
                                                       --------------   --------------                      --------------
Pro forma earnings per share                                                                                          0.82
                                                                                                            --------------


See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED DECEMBER 31, 1996



                                                                  Historical                 Pro forma
                                                        Leading Edge         Justrite       adjustments        Pro forma
                                                             US$               US$              US$               US$

Turnover                                                    9,246,970       15,916,047     (6,893,742)  (a)     18,269,275

Cost of sales                                               6,315,827       10,271,653     (6,893,742)  (a)      9,733,814
                                                                                               40,076   (b)
                                                      ---------------  ---------------                     ---------------
Gross profit                                                2,931,143        5,644,394                           8,535,461

Selling, general and
  administrative expenses                                     580,270        2,958,305                           3,538,575
                                                      ---------------  ---------------                     ---------------
Operating profit                                            2,350,873        2,686,089                           4,996,886
Interest expense                                               (1,288)        (225,489)                           (226,777)
Interest income                                                13,003            5,759                              18,762
Other income                                                     -             110,077                             110,077
                                                      ---------------  ---------------                     ---------------
Profit before taxation                                      2,362,588        2,576,436                           4,898,948

Taxation (charge) credit                                     (897,783)           9,197                            (888,586)
                                                      ---------------  ---------------                     ---------------
Profit for the period                                       1,464,805        2,585,633                           4,010,362
                                                      ---------------  ---------------                     ---------------
Pro forma earnings per share                                                                                          0.94
                                                                                                            --------------

See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED DECEMBER 31, 1997



                                                                  Historical                 Pro forma
                                                         Leading Edge        Justrite       adjustments       Pro forma
                                                             US$               US$              US$               US$
Turnover                                                    9,042,843       14,001,174     (6,760,636)  (a)     16,283,381

Cost of sales                                               5,849,024        9,750,582     (6,760,636)  (a)      8,898,599
                                                                                               59,629   (b)
                                                       --------------  ---------------                     ---------------
Gross profit                                                3,193,819        4,250,592                           7,384,782

Selling, general and
  administrative expenses                                   1,674,869        2,983,255                           4,658,124
Non-recurring expense                                            -             373,928                             373,928
                                                       --------------  ---------------                     ---------------
Operating profit                                            1,518,950          893,409                           2,352,730
Interest expense                                              (87,338)        (352,058)                           (439,396)
Interest income                                                89,225            4,948                              94,173
Other income                                                     -              88,626                              88,626
                                                       --------------  ---------------                     ---------------
Profit before taxation                                      1,520,837          634,925                           2,096,133

Taxation (charge) credit                                     (565,000)           9,731                            (555,269)
                                                       --------------  ---------------                     ---------------
Profit for the period                                         955,837          644,656                           1,540,864
                                                       --------------  ---------------                     ---------------
Pro forma earnings per share                                                                                          0.28
                                                                                                            --------------


See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 1997



                                                                  Historical                 Pro forma
                                                         Leading Edge       Justrite        adjustments        Pro forma
                                                             US$               US$              US$               US$
CURRENT ASSETS
Cash and cash equivalents                                     673,198           83,295                             756,493
Accounts receivable                                         3,667,776        3,203,212                           6,870,988
Bills receivable                                            1,269,734          149,814                           1,419,548
Inventories                                                 1,660,008        5,038,710       (108,599)  (b)      6,590,119
Deposits to a related party                                   815,772             -          (815,772)  (a)           -
Receivable from Chung Hwa Group                             2,699,668        4,027,271     (2,699,668)  (a)      4,027,271
Prepaid expenses                                              149,632          736,367                             885,999
                                                       --------------   --------------                      --------------
Total current assets                                       10,935,788       13,238,669                          20,550,418
Property, plant and machinery, net of
  accumulated depreciation                                    251,183        5,411,377                           5,662,560
                                                       --------------   --------------                      --------------
TOTAL ASSETS                                               11,186,971       18,650,046                          26,212,978
                                                       --------------   --------------                      --------------
CURRENT LIABILITIES
Accounts payable                                               87,286        2,272,587                           2,359,873
Payable to a related party                                       -           2,699,668     (2,699,668)  (a)           -
Bills payable                                                 699,120           37,271                             736,391
Accrued liabilities                                             8,860        2,026,375                           2,035,235
Deposits from a related party                                    -             815,772       (815,772)  (a)           -
Income taxes payable                                          245,171          701,782                             946,953
Bank borrowings                                                  -           4,669,520                           4,669,520
Capital lease obligation - current portion                      1,143             -                                  1,143
                                                       --------------   --------------                      --------------
Total current liabilities                                   1,041,580       13,222,975                          10,749,115
                                                       --------------   --------------                      --------------
LONG TERM LIABILITIES
Deferred income taxes                                            -              55,402                              55,402
Bank borrowings                                                  -             335,943                             335,943
Long term borrowings                                             -             388,601                             388,601
Capital lease obligations                                       3,646             -                                  3,646
                                                       --------------   --------------                      --------------
Total long term liabilities                                     3,646          779,946                             783,592
                                                       --------------   --------------                      --------------
MINORITY INTERESTS                                               -           1,554,404                           1,554,404
                                                       --------------   --------------                      --------------
SHAREHOLDERS' EQUITY
Common stock                                                   33,125              100                              33,255
Additional paid in capital                                  7,061,699          258,989                           7,320,688
Retained earnings                                           3,046,921        2,833,632       (108,599)  (b)      5,771,954
                                                       --------------   --------------                      --------------
                                                           10,141,745        3,092,721                          13,125,867
                                                       --------------   --------------                      --------------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                     11,186,971       18,650,046                          26,212,978
                                                       --------------   --------------                      --------------


See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.   ASSUMPTIONS AND DESCRIPTION OF PRO FORMA ADJUSTMENTS

     The Restructuring has been accounted for as a reorganization of entities under common control similar to a pooling of interests. The financial statements present the results of Leading Edge and its subsidiaries as if the companies had been combined for all periods presented. Because the entities have been under common control for the relevant periods (including periods in which Leading Edge was a majority - owned subsidiary of Justrite) the basis of the preparation of the unaudited pro forma consolidated financial information is the same as the audited consolidated financial information appearing in the Annual Report on Form 10-K of Leading Edge for the year ended March 31, 1998.

     The financial statements of Justrite are maintained in Hong Kong dollars. The amounts have been translated into U.S. dollars for all periods presented at the rate of HK$7.72 to US$1.

     The pro forma adjustments include:

     (a) Elimination of intercompany transactions and balances with Justrite on consolidation.

     (b) Elimination of unrealized gain on inventories.


2.   PRO FORMA EARNINGS PER SHARE

     The pro forma earnings per share have been calculated by adding to the relevant outstanding share totals for all periods up to April 1, 1994 to 2,250,000 Common Shares issued in connection with the exchange. Accordingly, pro forma earnings per share is based on 5,562,500 Common Shares outstanding for the year ended March 31, 1997, for the nine months ended December 31, 1996 and 1997.